Exhibit 99.1

                     AACR Sessions Highlight Versatility of
                   Transgenomic Technology in Cancer Research


   Transgenomic's WAVE(R) System Could Facilitate Earlier Detection of Cancer


    ORLANDO, Fla., March 29 /PRNewswire-FirstCall/ -- Transgenomic Inc. (Nasdaq: TBIO) announced today that during the American Association of Cancer Research annual meeting currently underway in Orlando, several of its customers from major research institutions worldwide will present results in which the Company's WAVE System has played an important role. Specific scientific applications represented among these presentations include mutation detection -- both scanning and scoring methodologies -- as well as analysis of DNA methylation, microsatellite instability and loss of heterozygosity. This body of work encompasses research involving a variety of different cancers, including colorectal, breast and ovarian, lung, bladder, gastric and others.

    Stan Lilleberg, Ph.D., Transgenomic's director of Translational and Clinical Research Services, pointed out that the WAVE System is being used in the field for a broadening set of applications. The Company has also continued to build on the WAVE platform's historical strengths, pushing further the limits of analytical sensitivity in detecting low-abundance mutations. "We are presenting data at this meeting that demonstrates the ability of our WAVE HS System to facilitate detection of mutations in small amounts of tumor-derived DNA found in the bloodstream of patients with solid tumors. A number of the genetic alterations detected with the WAVE HS were not detectable using various traditional approaches. We believe these results have potential implications for our partners in early cancer detection and/or novel post-therapy monitoring strategies."

    Collin D'Silva, Transgenomic's CEO, commented, "Historically, the WAVE System has proven highly effective in scanning or scoring for low-abundance genetic variation, which is particularly valuable for the analysis of somatic mutations that may arise during the course of cancer progression or in association with development of drug resistance." D'Silva continued, "We are gratified to see the WAVE System used for an increasing variety of related applications. This versatile instrument platform, together with our expanding portfolio of consumable products and the unique capabilities of our Discovery Services unit, allows us to offer a comprehensive set of solutions to the cancer research community." He concluded, "Our products and services are enabling the translation of our customers' research in the genetics of cancer into more effective therapeutic strategies."


    About Transgenomic

    Transgenomic provides versatile and innovative research tools and related consumable products to the life sciences industry for the synthesis, separation, analysis and purification of nucleic acids and a wide variety of nucleic acid-based specialty chemicals. Transgenomic's BioSystems segment offers its WAVE Systems and associated consumables. These systems are specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. These systems have broad applicability to genetic research and molecular diagnostics. To date there have been over one thousand systems installed in over 30 countries around the world. In addition, the BioSystems segment offers WAVE-based biomarker discovery and validation services in support of translational research, pre-clinical and clinical studies.

    Through its nucleic acids business segment, Transgenomic provides specialty chemicals, including advanced nucleic acid building blocks and associated reagents, used in applications such as genetic diagnostics and therapeutics, as well as a comprehensive menu of services, including nucleic acid chemistry R&D, process development, analytical methods development, cGMP oligonucleotide manufacturing, quality control and regulatory support.

    For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the Company's Web site at www.transgenomic.com.


    Cautionary Statement

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those related to any research on early detection or novel post-therapy monitoring by Transgenomic's partners and that this research will lead to approved therapies or improvements in the standard of patient care. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.


     For confirmation of release or further information contact:

     Transgenomic:
     Mitchell L. Murphy            Robert J. Pogulis, Ph.D.
     Transgenomic Inc.             Transgenomic Inc.
     402-452-5418                  845-782-9617
     mmurphy@transgenomic.com      rpogulis@transgenomic.com


SOURCE  Transgenomic Inc.
    -0-                             03/29/2004
    /CONTACT: Mitchell L. Murphy, +1-402-452-5418, mmurphy@transgenomic.com, or Robert J. Pogulis, Ph.D., +1-845-782-9617, rpogulis@transgenomic.com, both of Transgenomic Inc./
    /Web site:  http://www.transgenomic.com /
    (TBIO)

CO:  Transgenomic Inc.; American Association of Cancer Research
ST:  Florida, Colorado
IN:  MTC BIO HEA
SU:  TDS